UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023

Compute Health Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40001	85-3449307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1100 North Market Street

4th Floor

Wilmington, DE 19890

(Address of principal executive offices)

(212) 829-3500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-quarter of one Redeemable Warrant	CPUH.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share, included as part of the Units	CPUH	The New York Stock Exchange
Redeemable Warrants included as part of the Units, each exercisable for one share of Class A common stock for $11.50 per share	CPUH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

Compute Health Acquisition Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on October 7, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On February 9, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Compute Health Corp., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Merger Sub I”), Compute Health LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Allurion Technologies Holdings, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Allurion (as defined below) (“Pubco”), and Allurion Technologies, Inc., a Delaware corporation (“Allurion” and, collectively with the Company, the Merger Subs and Pubco, the “Parties”).

Pursuant to the Business Combination Agreement, and upon the terms and subject to the conditions set forth therein, the business combination will be effected in three steps: (a) the Company will merge with and into Pubco (the “CPUH Merger,” the closing of the CPUH Merger, the “CPUH Merger Closing” and the time at which the CPUH Merger becomes effective, the “CPUH Merger Effective Time”), with Pubco surviving (Pubco, in its capacity as the surviving company in the CPUH Merger, the “Surviving Corporation”) and, after giving effect to such merger, becoming the publicly-listed company and the sole owner of each Merger Sub, (b) at least three (3) hours following the consummation of the CPUH Merger, Merger Sub I will merge with and into Allurion (the “Intermediate Merger,” the closing of the Intermediate Merger, the “Intermediate Merger Closing” and the time at which the Intermediate Merger becomes effective, the “Intermediate Merger Effective Time”), with Allurion surviving as the surviving company in the Intermediate Merger (Allurion, in its capacity as the surviving company in the Intermediate Merger, the “Intermediate Surviving Corporation”) and, after giving effect to such merger, becoming a wholly-owned subsidiary of the Surviving Corporation and (c) thereafter, the Intermediate Surviving Corporation will merge with and into Merger Sub II (the “Final Merger,” and the time at which the Final Merger becomes effective, the “Final Merger Effective Time”) (the Final Merger, collectively with the CPUH Merger and the Intermediate Merger, the “Mergers” and, together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents (as defined in the Business Combination Agreement), the “Proposed Transactions”), with Merger Sub II surviving as the surviving company in the Final Merger (Merger Sub II, in its capacity as the surviving company of the Final Merger, the “Surviving Subsidiary Company”) and, after giving effect to such merger, remaining a wholly-owned subsidiary of the Surviving Corporation.

Upon the closing of the Mergers (collectively, the “Closing”), the Surviving Corporation expects to change its name to “Allurion Technologies, Inc.” and trade on the New York Stock Exchange (the “NYSE”) under the ticker symbol “ALUR”. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

The Business Combination Agreement and the transactions contemplated thereby were unanimously approved by the boards of directors of each of the Company, Pubco and Allurion.

In connection with the Proposed Transactions, holders of Class A common stock, $0.0001 par value, of the Company (“Company Class A Common Stock”) will have the right to redeem their shares of Company Class A Common Stock. Holders of Company Class A Common Stock that do not elect to redeem their shares of Company Class A Common Stock in connection with the Proposed Transactions will receive, at the CPUH Merger Closing, 1.420455 shares of common stock, par value $0.0001 per share, of Pubco (“Pubco Common Stock” and such exchange ratio, the “CPUH Exchange Ratio”) in exchange for each non-redeemed share of Company Class A Common Stock held by such holder.

Additionally, in connection with the CPUH Merger, the warrant adjustment provision under the Company’s warrant agreement, dated February 4, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent, is expected to be triggered, and the Parties have agreed to take certain actions, described below, with respect to the applicability of such provision to the Proposed Transactions.

Consideration and Structure

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions set forth therein, the following transactions will occur:

a)	In connection with the CPUH Merger:

i.	immediately prior to the CPUH Merger Effective Time, each unit of the Company, each consisting of one share of Company Class A Common Stock and one-quarter of one warrant of the Company (the “Company Warrants”) (each, a “Company Unit”), outstanding immediately prior to the CPUH Merger Effective Time will be automatically detached and the holder thereof will be deemed to hold one share of Company Class A Common Stock and one-quarter of one Company Warrant;

ii.	immediately following the separation of the Company Units as described in clause (a)(i) above and at the CPUH Merger Effective Time, each share of Company Class A Common Stock issued and outstanding immediately prior to the CPUH Merger Effective Time (other than dissenting shares, shares that are redeemed in connection with the Proposed Transactions and shares held by the Company as treasury stock or held by any subsidiary of the Company, the treatment of which is described in the Business Combination Agreement) will automatically be canceled and extinguished and will be converted into the right to receive a number of shares of Pubco Common Stock equal to the CPUH Exchange Ratio (with the aggregate number of shares of Pubco Common Stock that each holder of Company Class A Common Stock will have a right to receive to be rounded down to the nearest whole share);

iii.	immediately following the separation of the Company Units as described in clause (a)(i) above and at the CPUH Merger Effective Time, each Company Warrant outstanding immediately prior to the CPUH Merger Effective Time (after taking into account the CPUH Recapitalization (as defined below)) will cease to be a warrant with respect to Company Class A Common Stock and will be assumed by the Surviving Corporation and represent a number of shares of Pubco Common Stock calculated in accordance with the CPUH Exchange Ratio (subject to the outcome of the Consent Solicitation (as defined below));

iv.	at the CPUH Merger Effective Time, each share of capital stock of Pubco issued and outstanding immediately prior to the CPUH Merger Effective Time shall be redeemed by Pubco for par value; and

v.	notwithstanding clause (a)(ii) above, all shares of Company Class A Common Stock that are redeemed in connection with the Proposed Transactions will not be exchanged as described in clause (a)(ii) above but will instead, immediately prior to the CPUH Merger Effective Time, be canceled and cease to exist and will thereafter be redeemed for the applicable consideration, upon the terms and subject to the conditions and limitations, set forth in the Business Combination Agreement, the organizational documents of the Company, the Investment Management Trust Agreement, dated February 4, 2021, between the Company and Continental Stock Transfer & Trust Company and the S-4 Registration Statement (as defined below).

b)	In connection with the Intermediate Merger, Pubco will issue, or reserve for issuance, up to 37,812,000 shares of Pubco Common Stock to the equityholders of Allurion, as follows:

i.	immediately prior to the Intermediate Merger Effective Time, the outstanding principal and accrued but unpaid interest on the outstanding convertible unsecured promissory notes issued by Allurion pursuant to that certain Convertible Note Purchase Agreement, dated December 22, 2021, by and among Allurion and the investors party thereto (the “Allurion Convertible Notes”), will be converted into the applicable number of shares of common stock, par value $0.0001 per share, of Allurion (“Allurion Common Stock”) provided for under the terms of such Allurion Convertible Notes (collectively, the “Allurion Convertible Notes Conversion”), and will thereafter no longer be outstanding and will cease to exist, and each holder thereof will thereafter cease to have any rights with respect thereto. Immediately following the Allurion Convertible Notes Conversion, at the Intermediate Merger Effective Time, all shares of Allurion Common Stock issued in the Allurion Convertible Notes Conversion will be canceled and converted into the right to receive Pubco Common Stock as described in clause (b)(ii) below;

ii.	at the Intermediate Merger Effective Time, (A) each share of Allurion Common Stock (other than dissenting shares and shares held by Allurion as treasury stock or held by any subsidiary of Allurion, the treatment of which is described in the Business Combination Agreement) issued and outstanding as of immediately prior to the Intermediate Merger Effective Time (including shares of Allurion Common Stock resulting from the Allurion Convertible Notes Conversion or issued or issuable in connection with the Incremental Financing (as defined below)) will automatically be cancelled and extinguished and will be converted into the right to receive a number of shares of Pubco Common Stock equal to the Intermediate Merger Exchange Ratio (as defined below) and (B) each share of preferred stock, par value $0.0001 per share, of Allurion designated as Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series D-3 Preferred Stock (all such preferred stock, the “Allurion Preferred Stock” and, collectively with the Allurion Common Stock, the “Allurion Shares”) (other than dissenting shares and shares held by Allurion as treasury stock or held by any subsidiary of Allurion, the treatment of which is described in the Business Combination Agreement) issued and outstanding as of immediately prior to the Intermediate Merger Effective Time will automatically be cancelled and extinguished and will be converted into the right to receive a number of shares of Pubco Common Stock equal to (x) the aggregate number of shares of Allurion Common Stock that would be issued upon conversion of such issued and outstanding share of Allurion Preferred Stock into Allurion Common Stock based on the applicable conversion ratio immediately prior to the Intermediate Merger Effective Time multiplied by (y) the Intermediate Merger Exchange Ratio (in each case, with the aggregate number of shares of Pubco Common Stock that each holder of Allurion Shares will have a right to receive to be rounded down to the nearest whole share);

iii.	at the Intermediate Merger Effective Time, each option to purchase shares of Allurion Common Stock (whether vested or unvested) (each, an “Allurion Option”) that is outstanding immediately prior to the Intermediate Merger Effective Time will cease to represent the right to purchase shares of Allurion Common Stock and will be converted automatically into an option (a “Rollover Option”) to purchase, on the same terms and conditions as were applicable to such Allurion Options immediately prior to the Intermediate Merger Effective Time, the number of shares of Pubco Common Stock (rounded down to the nearest whole share) equal to the number of shares of Allurion Common Stock subject to the corresponding Allurion Option immediately prior to the Intermediate Merger Effective Time multiplied by Intermediate Merger Exchange Ratio, and each such Rollover Option will have an exercise price per share of Pubco Common Stock (rounded up to the nearest whole cent) subject to such Rollover Option equal to (A) the exercise price per share of Allurion Common Stock applicable to the corresponding Allurion Option immediately prior to the Intermediate Merger Effective Time divided by (B) the Intermediate Merger Exchange Ratio;

iv.	at the Intermediate Merger Effective Time, each restricted stock unit award denominated in shares of Allurion Common Stock (whether vested or unvested) (each, an “Allurion RSU Award”) that is outstanding immediately prior to the Intermediate Merger Effective Time will be assumed by Pubco and converted automatically into a restricted stock unit award denominated in shares of Pubco Common Stock, with same terms and conditions as were applicable to such Allurion RSU Awards immediately prior to the Intermediate Merger Effective Time, and relating to the number of shares of Pubco Common Stock equal to the product of (A) the number of shares of Allurion Common Stock underlying the corresponding Allurion RSU Award immediately prior to the Intermediate Merger Effective Time multiplied by (B) the Intermediate Merger Exchange Ratio (rounded down to the nearest whole share);

v.	at the Intermediate Merger Effective Time, (A) each warrant to purchase Allurion Common Stock or Allurion Preferred Stock that is outstanding and unexercised as of immediately prior to the Intermediate Merger Effective Time will be converted into a warrant to acquire shares of Pubco Common Stock, in an amount and at an exercise price and subject to such terms and conditions, in each case, as set forth on an allocation schedule to be delivered by Allurion to the Company no later than five (5) business days prior to the Closing Date and (B) the Surviving Corporation will become the obligor under such warrants; and

vi.	at the Intermediate Merger Effective Time, each share of capital stock of Merger Sub I issued and outstanding immediately prior to the Intermediate Merger Effective Time will be converted into one share of common stock, par value $0.0001, of the Intermediate Surviving Corporation.

c)	In connection with the Final Merger, at the Final Merger Effective Time, (i) each share of common stock, par value $0.0001 per share, of the Intermediate Surviving Corporation issued and outstanding immediately prior to the Final Merger Effective Time will be cancelled and will cease to exist and (ii) each limited liability company interest of Merger Sub II issued and outstanding immediately prior to the Final Merger Effective Time will remain outstanding as a limited liability company interest of the Surviving Subsidiary Company.

“Intermediate Merger Exchange Ratio” means (a) the Aggregate Intermediate Merger Closing Merger Consideration (as defined below) divided by (b) the Fully Diluted Company Capitalization (as defined in the Business Combination Agreement); “Aggregate Intermediate Merger Closing Merger Consideration” means a number of shares of Pubco Common Stock equal to (a) 37,812,000 minus (b) (i) 1,500,000 multiplied by (ii) the Net Closing Cash Percentage; and “Net Closing Cash Percentage” means the percentage obtained by the following calculation: (a) $100,000,000 minus Net Closing Cash (as defined in the Business Combination Agreement) divided by (b) $30,000,000; provided that (i) if Net Closing Cash equals or exceeds $100,000,000, then the Net Closing Cash Percentage shall be deemed to be zero and (ii) the Net Closing Cash Percentage will not exceed 100%.

In addition, Allurion stockholders, holders of Allurion RSU Awards and vested Allurion Options (the “Eligible Allurion Equityholders”) will have the right to receive (i) an aggregate of 4,500,000 shares of Pubco Common Stock if, from the date the Surviving Corporation’s registration statement on Form S-1 with respect to the resale of any Pubco Common Stock issued pursuant to the PIPE Financing (as defined below) is declared effective by the Securities and Exchange Commission (the “SEC”) until five years after the Closing (the “Earnout Period”), the volume weighted average price (“VWAP”) of Pubco Common Stock on the NYSE, or any other national securities exchange on which the shares of Pubco Common Stock are then traded, is greater than or equal to $15.00 over any 20 trading days within any consecutive 30 trading day period, and (ii) an aggregate of an additional 4,500,000 shares of Pubco Common Stock (together with the shares referenced in clause (i), the “Contingency Shares”) in the aggregate if, during the Earnout Period, the VWAP of Pubco Common Stock on the NYSE, or any other national securities exchange on which the shares of Pubco Common Stock are then traded, is greater than or equal to $20.00 over any 20 trading days within any consecutive 30 trading day period. Additionally, in the event of a change of control of the Surviving Corporation (as described in the Business Combination Agreement), any unissued Contingency Shares will become payable to the Eligible Allurion Equityholders.

Conditions to Closing

Pursuant to the Business Combination Agreement, and upon the terms and subject to the conditions contained therein, the obligations of the Parties to consummate the Mergers are subject to the satisfaction or waiver of the following conditions:

a)	the absence of any orders, laws or other legal restraints preventing the consummation of the Proposed Transactions (including the Closing);

b)	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

c)	effectiveness of the registration statement on Form S-4 or such other applicable form (the “S-4 Registration Statement”) to be filed by Pubco in connection with the Proposed Transactions;

d)	the approval and adoption of the Business Combination Agreement and transactions contemplated thereby by the requisite vote of (i) the Company’s stockholders, including the vote of the Company Class A Common Stock, voting as a separate class, and (ii) Allurion’s stockholders;

e)	receipt of approval for listing on the NYSE the shares of Pubco Common Stock to be issued in connection with the Proposed Transactions;

f)	after giving effect to the Proposed Transactions, the Company having net tangible assets of at least $5,000,001 immediately prior to the CPUH Merger Effective Time;

g)	as of immediately prior to the Intermediate Merger Closing and after the CPUH Merger Closing, (i) the amount of funds contained in the Company’s trust account (after reduction for the aggregate amount of payments made, or required to be made, in connection with redemptions by the holders of Company Class A Common Stock in connection with the Proposed Transactions, as contemplated by the Company’s organizational documents), plus (ii) the amount of funds available pursuant to the PIPE Financing, plus (iii) the amount of funds available to Allurion as of the Intermediate Merger Closing pursuant to the Revenue Interest Financing (as defined below), plus (iv) (A) the amount of funds available to Allurion as of the Intermediate Merger Closing pursuant to the Fortress Financing (as defined below) less (B) the amount payable to Runway Growth Finance Corp. in connection with the repayment and termination of the indebtedness under the Runway Loan (as defined below), plus (v) if Allurion raises more than $15,000,000 of net proceeds in connection with the Incremental Financing, an amount equal to the lesser of such excess and the amount of Allurion’s cash on hand immediately prior to the Intermediate Merger Closing, less (vi) the aggregate amount of certain unpaid fees, expenses, commissions or other amounts incurred by or on behalf of the Company, Allurion or their subsidiaries in connection with the Proposed Transactions shall be greater than or equal to $70,000,000 (the “Minimum Cash Condition”); provided that, if either the Company’s or Allurion’s expenses exceed the amount set forth on an agreed expenses schedule, the Minimum Cash Condition can only be asserted by Allurion or the Company, respectively; and

h)	the consummation of the Fortress Financing and the Revenue Interest Financing.

Pursuant to the Business Combination Agreement, and upon the terms and subject to the conditions contained therein, the obligations of the Company and the Merger Subs to consummate the Mergers are subject to the satisfaction or waiver of the following conditions:

a)	the accuracy of the representations and warranties of each of Allurion and Pubco as of the Closing;

b)	the performance or compliance of each of Allurion and Pubco’s covenants in all material respects as of or prior to the Intermediate Merger Closing;

c)	the absence of a Company Material Adverse Effect (as defined in the Business Combination Agreement);

d)	the approval and adoption of the Business Combination Agreement and the transactions contemplated thereby by Allurion, as the sole stockholder of Pubco; and

e)	receipt of a pay-off letter, in form and substance reasonably satisfactory to the Company, and related lien release documents, each in connection with the repayment and termination of all of Allurion’s indebtedness under its loan documents with Runway Growth Finance Corp. (the “Runway Loan”).

Pursuant to the Business Combination Agreement, and upon the terms and subject to the conditions contained therein, the obligations of Allurion and Pubco to consummate the Mergers are subject to the satisfaction or waiver of the following conditions:

a)	the accuracy of the representations and warranties of each of the Company and each Merger Sub as of the Closing;

b)	the performance or compliance of each of the Company and Merger Subs’ covenants in all material respects as of or prior to the Intermediate Merger Closing;

c)	the absence of a CPUH Material Adverse Effect (as defined in the Business Combination Agreement); and

d)	the approval and adoption of the Business Combination Agreement and the transactions contemplated thereby by the Company, as the (i) sole stockholder of Merger Sub I and (ii) sole member of Merger Sub II.

Representations, Warranties and Covenants

The Parties have agreed to customary representations and warranties for transactions of this type. In addition, the Parties agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to (a) the conduct of Allurion, the Company and their respective subsidiaries (including Pubco and the Merger Subs) during the period between execution of the Business Combination Agreement and the Closing (the “Interim Period”), (b) mutually agreeing, after the date of the Business Combination Agreement, to the forms of post-closing organizational documents, a new equity incentive plan and new employee stock purchase plan of the Surviving Corporation, (c) not initiating any negotiations or entering into any agreements for certain alternative transactions, (d) Allurion’s preparation and delivery to the Company of certain financial statements of Allurion, (e) the preparation and filing by Pubco of the S-4 Registration Statement and Resale Registration Statement (as defined below) and the taking of certain other actions to obtain the requisite approval of Company stockholders of certain proposals regarding the Proposed Transactions and (f) the Parties’ agreement to use reasonable best efforts to take or cause to be taken all actions and things necessary to consummate the Mergers, including to obtain necessary governmental approvals.

Additionally, the Parties have agreed that (a) during the Interim Period, the Company will be permitted to borrow, on a non-interest bearing basis, from its sponsor, Compute Health Sponsor LLC, a Delaware limited liability company (“Sponsor”), or any of Sponsor’s affiliates in order to meet the Company’s reasonable funding requirements (the “Sponsor Loans”) and (b) at the Intermediate Merger Effective Time, (i) $2,500,000 of such Sponsor Loans outstanding as of the Closing Date will be repaid at the Closing from funds available in the Company’s trust account or from proceeds of the PIPE Financing or Revenue Interest Financing (or, if not so paid, by the Surviving Corporation), (ii) in the event the aggregate amount of Sponsor Loans outstanding as of the Closing Date is greater than $2,500,000 (such excess, the “Sponsor Loan Excess”), the Sponsor Loan Excess, up to an amount not to exceed $5,250,000 (the “Sponsor Loan Equity Conversion Cap”), outstanding as of the Closing Date will be converted into shares of Pubco Common Stock, equivalent in value to the amount of such Sponsor Loan Excess (capped at the Sponsor Loan Equity Conversion Cap), at a price per share of Pubco Common Stock of $7.04 (the “Sponsor Loan Equity Issuance”) and (iii) with respect to any Sponsor Loan Excess above the Sponsor Loan Equity Conversion Cap (such excess, the “Extinguishable Sponsor Loan Excess”), such Extinguishable Sponsor Loan Excess will be fully extinguished and forgiven, and the Company and the Surviving Corporation will have no obligation to pay such excess amounts; provided that Allurion may, in its sole discretion, pursuant to an election made prior to the Closing, repay on the Closing Date some or all of the Sponsor Loan Excess, up to the Sponsor Loan Equity Conversion Cap, in cash.

Further, the Parties have agreed that, as promptly as reasonably practicable following the date of the Business Combination Agreement, the Parties will, in accordance with terms, documentation and timing to be mutually agreed, solicit, and exercise reasonable best efforts to obtain, the approval of the registered holders of at least fifty percent (50%) of the then outstanding public Company Warrants to amend the public Company Warrants to permit the conversion or exchange of public Company Warrants for Pubco Common Stock at the CPUH Merger Effective Time at an exchange ratio mutually agreed upon by the Company, Pubco and Allurion (the “Consent Solicitation”). None of Parties may incur any out of pocket fees, expenses, commissions or other amounts in connection with obtaining this approval without the prior written consent of the other Parties (any such consent not to be unreasonably withheld, conditioned or delayed).

The Parties have also agreed that, from and after the date of the Business Combination Agreement, Allurion must use reasonable best efforts to obtain gross proceeds of at least $15 million of additional financing pursuant to one or more private sales of Allurion Common Stock (or securities convertible into Allurion Common Stock) (the “Incremental Financing”) by no later than April 30, 2023.

Additionally, the Parties have agreed that, during the Interim Period, and subject to applicable law, Allurion will use reasonable best efforts to obtain joinders to the Allurion Support Agreement (as defined below) from Allurion stockholders which, together with the Initial Allurion Supporting Stockholders, will represent the requisite number of Allurion Shares to obtain the requisite approval of the Proposed Transactions and termination of certain of Allurion’s related party contracts and accounts.

Further, the Parties have agreed that, immediately following the CPUH Merger Closing, (a) the Surviving Corporation will have a classified board with Omar Ishrak serving as non-executive Co-Chairman and Lead Independent Director and Krishna Gupta serving as Co-Chairman and (b) such board will consist of seven members, with each of (i) Shantanu Gaur and Remus Capital having the right to nominate one director and one “independent” director for purposes of NYSE rules (each, an “Independent Director”), (ii) the Sponsor having the right to nominate one director and (iii) the Company having the right to nominate two Independent Directors, one of which will be designated by RTW in accordance with the RTW Side Letter (each, as defined below).

The representations, warranties, agreements and covenants of the parties set forth in the Business Combination Agreement will terminate at the Closing, except for those covenants and agreements that, by their terms, contemplate performance after the Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (a) by mutual written consent of the Company and Allurion; (b) by the Company or Allurion, if (i) the Closing has not occurred by August 7, 2023; (ii) if an applicable governmental entity has taken any final and non-appealable action permanently enjoining, restraining or otherwise prohibiting the Proposed Transactions; (iii) if the Company’s stockholder meeting to vote on the Mergers has concluded (including any adjournment or postponement thereof) and the approval of the Proposed Transactions by the requisite vote of the Company’s stockholders (including the vote of the Company Class A Common Stock, voting as a separate class), was not obtained; and (iv) if Allurion has not consummated the transactions contemplated by the Incremental Financing on or prior to April 30, 2023; (c) by the Company, if (i) Allurion or Pubco has breached any of its representations, warranties, agreements or covenants contained in the Business Combination Agreement and such failure or breach would render certain conditions precedent to the Closing incapable of being satisfied, subject to certain cure rights; (ii) approval of the Proposed Transactions by the requisite number of holders of Allurion Shares has not been obtained within forty-eight (48) hours following the date that the S-4 Registration Statement becomes effective; and (iii) Allurion does not deliver, within 30 days of the execution of the Business Combination Agreement, joinders to the Allurion Support Agreement constituting sufficient Allurion Shares to approve the Proposed Transactions; and (d) by Allurion, if the Company or either Merger Sub has breached any of its representations, warranties, agreements or covenants contained in the Business Combination Agreement and such failure or breach would render certain conditions precedent to the Closing incapable of being satisfied, subject to certain cure rights.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement and the Mergers does not purport to be complete and is qualified in its entirety by reference thereto.

The Business Combination Agreement contains representations, warranties and covenants that the respective Parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective Parties and are subject to important qualifications and limitations agreed to by the Parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Sponsor Support Agreement

On February 9, 2023, in connection with the execution of the Business Combination Agreement, the Company entered into a sponsor support agreement (the “Sponsor Support Agreement”) with Allurion, Pubco, the independent directors of the Company (as holders of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”)) (such independent directors, collectively, the “Additional Class B Holders”) and Sponsor (as the holder of the warrants to purchase Company Class A Common Stock purchased in a private placement contemporaneously with the initial public offering of the Company (the “Private Placement Warrants”) and a holder of Class B Common Stock). Pursuant to the Sponsor Support Agreement, upon the terms and subject to the conditions set forth therein, until the earlier of the CPUH Merger Effective Time and the date and time, if any, that the Business Combination Agreement is terminated, the Sponsor and the Additional Class B Holders agreed to (a) vote any shares of Class A Common Stock and Class B Common Stock that they own in favor of the proposals regarding the Proposed Transactions, (b) not transfer, sell, pledge or enter into any voting trusts with respect to any shares of Company Class A Common Stock, shares of Class B Common Stock, CPUH Public Warrants or Private Placement Warrants they they own, (c) solely with respect to the Sponsor, recapitalize its shares of Class B Common Stock and Private Placement Warrants into 2,088,327 shares of Class A Common Stock (the “Sponsor Recapitalization”), (d) solely with respect to each of the Additional Class B Holders, to recapitalize their shares of Class B Common Stock into Class A Common Stock (together with the Sponsor Recapitalization, the “CPUH Recapitalization”), (e) waive any adjustment to the conversion ratio set forth in the governing documents of the Company or any other anti-dilution or similar protection with respect to their respective shares of Class B Common Stock in connection with the transactions contemplated by the Business Combination Agreement and (f) vote against any transaction or series of transactions in which the Company would be acquired or acquire another person or business.

A copy of the Sponsor Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Sponsor Support Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference thereto.

Allurion Support Agreement

On February 9, 2023, in connection with the execution of the Business Combination Agreement, the Company entered into a stockholder support agreement (the “Allurion Support Agreement”) with Pubco, Allurion and certain Allurion stockholders (the “Initial Allurion Supporting Stockholders”). Pursuant to the Allurion Support Agreement, upon the terms and subject to the conditions set forth therein, each Initial Allurion Supporting Stockholder agreed, until the earlier of the Intermediate Merger Effective Time and the date and time, if any, that the Business Combination Agreement is terminated, within forty-eight (48) hours following the effectiveness of the S-4 Registration Statement, to execute and deliver a written consent with respect to all outstanding Allurion Shares held by such Initial Allurion Supporting Stockholder (the “Subject Allurion Shares”) approving the Business Combination Agreement and the transactions contemplated thereby. In addition to the foregoing, each Initial Allurion Supporting Stockholder agreed that, at any meeting of the holders of Allurion capital stock, each such Initial Allurion Supporting Stockholder will appear at the meeting, in person or by proxy, and cause its Subject Allurion Shares to be voted (a) to approve and adopt the Business Combination Agreement, the transactions contemplated thereby, and any other matters necessary or reasonably requested by Allurion for consummation of the Mergers; and (b) against any proposal that conflicts or materially impedes or interferes with, or would adversely affect or delay, the consummation of the transactions contemplated by the Business Combination Agreement.

The Allurion Support Agreement also prohibits the Initial Allurion Supporting Stockholders from, among other things, until the earlier of the Intermediate Merger Effective Time and the date and time, if any, that the Business Combination Agreement is terminated (i) transferring any of the Subject Allurion Shares or (ii) entering into any (A) option, commitment or other arrangement that would require the Initial Allurion Support Stockholders to transfer their Subject Allurion Shares, or (B) voting trust, proxy or other contract with respect to the voting or transfer of the Subject Allurion Shares. In addition, pursuant to the Allurion Support Agreement, each Initial Allurion Supporting Stockholder agreed not to (x) exercise any appraisal or dissenter’s rights relating to the Business Combination Agreement and the transactions contemplated thereby and (y) commence or participate in any claim or action against Allurion, either Merger Sub, the Company, Pubco or any of their respective affiliates relating to the negotiation, execution or delivery of the Allurion Support Agreement or the Business Combination Agreement.

As described in the summary of the Business Combination Agreement, Allurion is obligated to use reasonable best efforts to obtain joinders to the Allurion Support Agreement from Allurion stockholders which, together with the Initial Allurion Supporting Stockholders, will represent the requisite number of Allurion Shares to approve the Proposed Transactions and termination of certain of Allurion’s related party contracts and accounts. The Company has a termination right if such support is not received within one month of the execution of the Business Combination Agreement. Allurion stockholders who execute joinders to the Allurion Support Agreement after the date of the Allurion Support Agreement will have their shares of Pubco Common Stock registered on a resale registration statement on Form S-1 (the “Resale Registration Statement”).

A copy of the Allurion Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Allurion Support Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference thereto.

Non-Redemption Agreement

On February 9, 2023, in connection with the execution of the Business Combination Agreement, the Company entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”) with Pubco, Allurion and Medtronic, Inc. (the “Medtronic”).

Pursuant to the Non-Redemption Agreement, upon the terms and subject to the conditions set forth therein, Medtronic agreed, for the benefit of the Company, Pubco and Allurion, not to, among other things, (a) redeem 700,000 shares of Class A Common Stock beneficially owned by Medtronic (the “Medtronic Shares”) and (b) sell, encumber or otherwise transfer the Medtronic Shares. In connection with these commitments from the Investor, the Company, Pubco and Allurion have agreed that, at the CPUH Merger Effective Time, each Medtronic Share will be canceled and converted into the right to receive 1.420455 shares of Pubco Common Stock.

The obligations of Medtronic pursuant to the Non-Redemption Agreement are subject to Medtronic and Allurion, or their respective designees, entering into a sales agency agreement that is satisfactory to Medtronic, in its sole discretion, so long as such sales agency agreement is substantially consistent with the memorandum of understanding previously entered into between Medtronic and Allurion.

None of the Company, Pubco, Allurion or Medtronic, either by the terms of the Non-Redemption Agreement or at any time in the future, are to be considered a “group” within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company, Pubco and Allurion may enter into additional arrangements similar to the Non-Redemption Agreement described above.

A copy of the Non-Redemption Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Non-Redemption Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference thereto.

Investor Rights Agreement

In connection with the Closing, Pubco, the Sponsor, certain stockholders of Allurion and certain other parties will enter into an Investor Rights and Lock-up Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, upon the terms and subject to the conditions set forth therein, each signatory thereto (other than Pubco) will be granted certain registration rights with respect to their respective shares of Pubco Common Stock.

The Investor Rights Agreement will also restrict the ability of certain parties thereto to transfer all or a portion of their respective shares of Pubco Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Pubco Common Stock), subject to certain permitted transfers, for a period of either 18 months or 12 months following the Closing Date, as applicable. The foregoing lock-up restrictions shall not apply to (a) any shares of Pubco Common Stock purchased pursuant to the Subscription Agreements, (b) 100 shares of Pubco Common Stock held by each stockholder party thereto, (c) shares issued to the Sponsor in the Sponsor Loan Equity Issuance and (d) certain incremental shares of PIPE investors who are Allurion stockholders or holders of Allurion Convertible Notes.

Additionally, pursuant to the Investor Rights Agreement, upon the terms and subject to the conditions set forth therein, following the Closing, the board of directors of the Surviving Corporation shall consist of seven (7) directors, a majority of which shall be “independent” directors for purposes of NYSE rules, and the following persons will have the following nominations rights with respect to the Surviving Corporation’s board of directors, subject to the limitations set forth in the Investor Rights Agreement: (i) one (1) director and one (1) Independent Director will be nominated by Shantanu Gaur; (ii) one (1) director and one (1) Independent Director will be nominated by Remus Capital; (iii) one (1) director will be nominated by the Sponsor; and (iv) two (2) Independent Directors will be nominated by Allurion (one of which shall be designated by RTW (as described below)).

A copy of the Investor Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Investor Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference thereto.

PIPE Subscription Agreements

On February 9, 2023, in connection with the execution of the Business Combination Agreement, the Company and Pubco entered into subscription agreements with certain investors (the “Subscription Agreements” and such investors, the “Investors”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Investors, among other things, have subscribed to purchase an aggregate of 5,386,695 shares of Pubco Common Stock (collectively, the “Subscriptions”) for a purchase price of $7.04 per share (other than as described in the RTW Side Letter below), for an aggregate purchase price of $37,922,363, which shares are to be issued immediately prior to the Intermediate Merger Effective Time (the “PIPE Financing”). The Company and Pubco may also enter into additional Subscription Agreements following the execution of the Business Combination Agreement. The obligations of each party to consummate the Subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the Proposed Transactions.

Omar Ishrak, chairman of the board of directors of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $5,000,000.

A copy of the forms of Subscription Agreements are filed with this Current Report on Form 8-K as Exhibits 10.5 and 10.6 and are incorporated herein by reference, and the foregoing description of the Subscription Agreements and the transactions contemplated thereby does not purport to be complete and are qualified in their entirety by reference thereto.

RTW Side Letter

On February 9, 2023, in connection with the execution of the Business Combination Agreement, the Subscription Agreements and the Revenue Interest Financing Agreement, the Company, Pubco, Allurion and Merger Sub II entered into a side letter (the “RTW Side Letter”) with RTW Master Fund, Ltd. an exempted company incorporated in the Cayman Islands with limited liability, RTW Innovation Master Fund, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and RTW Venture Fund Limited, an investment company limited by shares incorporated under the laws of Guernsey (collectively, “RTW”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, (a) the Company and Pubco have agreed not to enter into Subscription Agreements with Investors on more favorable or advantageous terms than those included in the Subscription Agreements to be entered into by and among the Company, Pubco and RTW, (b) Pubco has agreed to convert up to 50% of the consideration RTW pays to Pubco in connection with the PIPE Financing by forfeiting Pubco Common Stock into financing provided by RTW to the Company pursuant to an Additional Revenue Interest Financing Agreement (as defined in the RTW Side Letter), (c) Pubco has agreed to issue up to an additional 1,000,000 shares of Pubco Common Stock to RTW (the “Additional RTW Shares”), with (i) 250,000 of such Additional RTW Shares to be issued at the Closing and not subject to any contingencies and (ii) 750,000 of such Additional RTW Shares to be issued based on the minimum cash of the Company as of immediately prior to the Intermediate Merger Effective Time (to be determined linearly, based on no Additional RTW Shares being issuable if such minimum cash is equal to or greater than $100 million and 750,000 Additional RTW Shares being issuable if such minimum cash is $70 million), (d) Pubco has agreed that RTW shall have the right to designate one Independent Director to the Surviving Corporation’s board of directors and (e) Pubco has agreed to create the board position of lead independent director, who shall serve as chair or co-chair of the Surviving Corporation’s board of directors, and who will initially be Omar Ishrak. As a result of the issuance by Pubco of the Additional RTW Shares, the effective share price of Pubco Common Stock offered to RTW could range from $6.30 per share to $4.79 per share.

A copy of the RTW Side Letter is filed with this Current Report on Form 8-K as Exhibit 10.7 and is incorporated herein by reference, and the foregoing description of the RTW Side Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference thereto.

Revenue Interest Financing

On February 9, 2023, in connection with the execution of the Business Combination Agreement, Allurion and RTW entered into an agreement, pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, RTW agreed to provide financing to Allurion at the Closing in the initial amount of $40 million in exchange for a revenue interest in Allurion’s current and future products and digital solutions (the “Revenue Interest Financing Agreement” and such financing, the “Revenue Interest Financing”).

A copy of the Revenue Interest Financing Agreement is filed with this Current Report on Form 8-K as Exhibit 10.8 and is incorporated herein by reference, and the foregoing description of the Revenue Interest Financing Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference thereto.

Bridging Agreement

On February 9, 2023, in connection with the execution of the Business Combination Agreement, Allurion and Fortress Credit Corp. (or one of its affiliates) (“Fortress”) entered into a Bridging Agreement (the “Bridging Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, Fortress agreed to execute a Credit and Guaranty Agreement on the Closing Date pursuant to which Fortress will provide Allurion with a term loan in an amount of up to $60 million in order to refinance Allurion’s indebtedness under the Runway Loan (the “Fortress Financing”) substantially concurrently with the consummation of the Mergers.

In connection with the Bridging Agreement, Pubco has agreed to issue up to an additional 1,000,000 shares of Pubco Common Stock to Fortress (the “Additional Fortress Shares”), with (i) 250,000 of such Additional Fortress Shares to be issued at the Closing and not subject to any contingencies and (ii) 750,000 of such Additional Fortress Shares to be issued based on the minimum cash of the Company as of immediately prior to the Intermediate Merger Effective Time (to be determined linearly, based on no Additional Fortress Shares being issuable if such minimum cash is equal to or greater than $100 million and 750,000 Additional Fortress Shares being issuable if such minimum cash is $70 million).

A copy of the Bridging Agreement is filed with this Current Report on Form 8-K as Exhibit 10.9 and is incorporated herein by reference, and the foregoing description of the Bridging Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference thereto.

Each of the Sponsor Support Agreement, the Allurion Support Agreement, the forms of Subscription Agreements, the Non-Redemption Agreement, the Investor Rights Agreement, the RTW Side Letter, the Revenue Interest Financing Agreement and the Bridging Agreement (collectively, the “Ancillary Documents”) contains representations, warranties or covenants that the respective parties made to each other as of the date of the Ancillary Documents or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Ancillary Documents. The Ancillary Documents are being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Ancillary Documents. In particular, the representations, warranties, covenants and agreements contained in the Ancillary Documents, which were made only for purposes of the Ancillary Documents and as of specific dates, were solely for the benefit of the parties to the Ancillary Documents, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Ancillary Documents instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Ancillary Documents and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Ancillary Documents. In addition, the representations, warranties, covenants and agreements and other terms of the Ancillary Documents may be subject to subsequent waiver or modification.

Loan Note

On February 9, 2023, the Company entered into a Loan Note Instrument (the “Loan Note”) with the Sponsor, pursuant to which the Sponsor, in its sole and absolute discretion, may loan to the Company up to $4,750,000 for (i) costs reasonably related to the Company’s consummation of an initial business combination and (ii) deposits into the trust account of the Company in connection with the extension of the deadline for the Company to consummate its initial business combination from February 9, 2023 to August 9, 2023. The Loan Note does not bear any interest.

The Loan Note is payable on the earliest to occur of (i) the date on which the Company consummates its initial business combination and (ii) the date that the winding up of the Company is effective.

The Loan Note is subject to customary events of default, including failure by the Company to pay the principal amount due pursuant to the Loan Note within five business days of the maturity date and certain bankruptcy events of the Company.

A copy of the Loan Note is filed with this Current Report on Form 8-K as Exhibit 10.10 and is incorporated herein by reference, and the foregoing description of the Loan Note and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Note is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Sponsor Support Agreement, the Allurion Support Agreement, the Subscription Agreements, the RTW Side Letter, the Bridging Agreement, the issuance of Pubco Common Stock in connection with the transactions contemplated by the Business Combination Agreement, the CPUH Recapitalization, the Subscription Agreements, the RTW Side Letter and the Bridging Agreement is incorporated by reference herein. The (a) shares of Class A Common Stock issuable pursuant to the CPUH Recapitalization and (b) shares of Pubco Common Stock issuable pursuant to (i) the Subscription Agreements, (ii) the RTW Side Letter, (iii) the Bridging Agreement and (iv) to signatories to joinders to the Allurion Support Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as applicable.

Item 7.01 Regulation FD Disclosure.

On February 9, 2023, Allurion and the Company issued a joint press release (the “Press Release”) announcing the entry into the Business Combination Agreement. The Press Release is attached to this Current Report as Exhibit 99.1.

Attached as Exhibit 99.2 is the investor presentation, relating to the Proposed Transactions and the PIPE Financing, as described in this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Important Information About the Proposed Transactions and Where to Find It

This Current Report on Form 8-K relates to a proposed business combination between the Company, Allurion and Pubco. Pubco intends to file the S-4 Registration Statement with the SEC, which will include a document that serves as a proxy statement and prospectus of the Company and Pubco and a full description of the terms of the Proposed Transactions. The proxy statement/prospectus will be mailed to the Company’s stockholders as of a record date to be established for voting at the Company’s stockholders’ meeting relating to the Proposed Transactions. The Company and Pubco may also file other documents regarding the Proposed Transactions with the SEC. This Current Report on Form 8-K does not contain all of the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transactions. The Company’s stockholders and other interested persons are advised to read, when available, the S-4 Registration Statement, including the proxy statement/prospectus and any amendments thereto, and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed Transactions, as these materials will contain important information about Allurion, the Company and the Proposed Transactions. The S-4 Registration Statement, including the proxy statement/prospectus, and other documents that are filed with the SEC, once available may be obtained without charge at the SEC’s website at www.sec.gov, or by directing a written request to Compute Health Acquisition Corp., 1100 North Market Street, 4th Floor, Wilmington, Delaware 19890.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT ON FORM 8-K. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

The Company, Allurion, Pubco, certain stockholders of the Company and certain of the Company’s, Allurion’s and Pubco’s respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the stockholders of the Company with respect to the Proposed Transactions. A list of the names of such persons and information regarding their interests in the proposed transaction will be contained in the S-4 Registration Statement and proxy statement/prospectus, when available. Stockholders, potential investors and other interested persons should read the S-4 Registration Statement and proxy statement/prospectus carefully when they become available and before making any voting or investment decisions. Free copies of these documents may be obtained from the sources indicated above, when available.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect to the Company, Allurion and the Proposed Transactions between them, the benefits of the proposed transaction, the amount of cash the proposed transaction will provide the Company and Allurion, the anticipated timing of the proposed transaction, the services and markets of Allurion, the expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as “anticipate,” “believe,” “expect,” “may,” “could,” “will,” “potential,” “intend,” “estimate,” “should,” “plan,” “predict,” or the negative or other variations of such statements. They reflect the current beliefs and assumptions of the Company’s management and Allurion’s management and are based on the information currently available to the Company’s management and Allurion’s management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities; (ii) the risk that the Proposed Transactions may not be completed by the Company’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by the Company; (iii) the failure to satisfy the conditions to the consummation of the Proposed Transactions, including, but not limited to, the approval of the Business Combination Agreement by the stockholders of the Company and the stockholders of Allurion, the satisfaction of the minimum cash amount and the receipt of certain governmental and regulatory approvals; (iv) changes to the proposed structure of the Proposed Transaction that may be required, or considered appropriate, as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Proposed Transactions; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (vi) the ability to complete the PIPE Financing, the Fortress Financing and the Revenue Interest Financing in connection with the Proposed Transactions; (vii) the Company’s ability to acquire sufficient sources of funding if and when needed; (viii) the effect of the announcement or pendency of the Proposed Transactions on Allurion’s business relationships, operating results and business generally; (ix) risks that the Proposed Transactions disrupt current plans and operations of Allurion; (x) the ability of the Surviving Corporation to implement business plans, forecasts and other expectations after the completion of the Proposed Transactions, and identify and realize additional opportunities; (xi) significant risks, assumptions, estimates and uncertainties related to the projected financial information with respect to Allurion; (xii) the outcome of any legal proceedings that may be instituted against Allurion, Pubco or the Company following the announcement of the Business Combination Agreement or the Proposed Transactions; (xiii) Allurion’s ability to commercialize current and future products and services and create sufficient demand among health care providers and patients; (xiv) Allurion’s ability to successfully complete current and future preclinical studies and clinical trials of the Allurion Gastric Balloon and any other future product candidates; (xv) Allurion’s ability to obtain market acceptance of the Allurion Gastric Balloon as safe and effective; (xvi) Allurion’s ability to cost-effectively sell existing and future products through existing distribution arrangements with distributors and/or successfully adopt a direct sales force as part of a hybrid sales model that includes both distributors and a direct sales effort; (xvii) Allurion’s ability to obtain regulatory approval or clearance in the U.S. and certain non-U.S. jurisdictions for current and future products and maintain previously obtained approvals and/or clearances in those jurisdictions where Allurion’s products and services are currently offered; (xviii) Allurion’s ability to accurately forecast customer demand and manufacture sufficient quantities of product that patients and health care providers request; (xix) Allurion’s ability to successfully compete in the highly competitive and rapidly changing regulated industries in which Allurion operates, and effectively address changes in such industries, including changes in competitors’ products and services and changes in the laws and regulations that affect Allurion; (xx) Allurion’s ability to successfully manage future growth and any future international expansion of Allurion’s business and navigate the risks associated with doing business internationally; (xxi) Allurion’s ability to obtain and maintain intellectual property protection for its products and technologies and acquire or license intellectual property from third parties; (xxii) the ability of Allurion to retain key executives; (xxiii) the ability to obtain and maintain the listing of the Company’s or the Surviving Corporation’s securities on a national securities exchange; (xxiv) Allurion’s ability to properly train physicians in the use of the Allurion Gastric Balloon and other services it offers in its practices; (xxv) the risk of downturns in the market and Allurion’s industry including, but not limited to, as a result of the COVID-19 pandemic; (xxvi) fees, costs and expenses related to the Proposed Transactions; (xxvii) the risk that the collaboration agreement with the Investor will not be signed and that the parties will not achieve the expected benefits, incremental revenue and opportunities from such arrangement; (xxviii) the failure to realize anticipated benefits of the Proposed Transactions or to realize estimated pro forma results and underlying assumptions, including with respect to estimated redemptions by the Company’s public stockholders; and (xxix) sanctions against Russia, reductions in consumer confidence, heightened inflation, production disruptions in Europe, cyber disruptions or attacks, higher natural gas costs, higher manufacturing costs and higher supply chain costs. The foregoing list of factors is not exclusive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form S-1 (File No. 333-252245) and Annual Report on Form 10-K for the year ended December 31, 2021 and the S-4 Registration Statement and proxy statement/prospectus, when available, and other documents filed by the Company and Pubco from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and none of Allurion, Pubco or the Company assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. None of the Company, Allurion or Pubco gives any assurance that the Company, Allurion or Pubco will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Compute Health Corp., Compute Health LLC, Allurion Technologies Holdings, Inc. and Allurion Technologies, Inc.
10.1	Sponsor Support Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Compute Health Sponsor LLC, Allurion Technologies Holdings, Inc., Allurion Technologies, Inc. and the independent directors of the Compute Health Acquisition Corp.
10.2	Stockholder Support Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies Holdings, Inc., Allurion Technologies, Inc. and certain stockholders of Allurion Technologies, Inc.
10.3	Non-Redemption Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies, Inc., Pubco and Medtronic, Inc.
10.4††	Form of Investor Rights Agreement.
10.5††	Form of PIPE Subscription Agreement.
10.6††	Form of PIPE Subscription Agreement.
10.7††	RTW Side Letter, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies Holdings, Inc., Allurion Technologies, Inc., Compute Health LLC, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited.
10.8††	Revenue Interest Financing Agreement, dated as of February 9, 2023, by and among Allurion Technologies, Inc., RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited.
10.9††	Bridging Agreement, dated as of February 9, 2023, by and among Allurion Technologies, Inc. and Fortress Credit Corp.
10.10	Loan Note Instrument, dated as of February 9, 2023, by and between Compute Health Acquisition Corp. and Compute Health Sponsor LLC.
99.1	Joint Press Release, dated February 9, 2023
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.
††	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compute Health Acquisition Corp.

By:	/s/ Joshua Fink
	Name:	Joshua Fink
	Title:	Co-Chief Executive Officer

Dated: February 9, 2023